Joint Filer Information

Name:			Regency LP Acquirer, L.P.

Name:			EFS Regency GP Holdco II, LLC

Address:		120 Long Ridge Road
			Stamford, Connecticut 06927

Designated Filer:	Aircraft Services Corporation

Issuer & Ticker Symbol:	Regency Energy Partners LP (RGNC)

Date of Event Requiring Statement:	6/18/2007



Signatures of Reporting Persons


EFS Regency GP Holdco II, LLC

By:	Aircraft Services Corporation
	its Managing Member

By:	/s/ Tyson Yates
Name: 	Tyson Yates
	Title:	 Vice President


Regency LP Acquirer, L.P.

By:	EFS Regency GP Holdco II, LLC
Its: 	General Partner

By:	Aircraft Services Corporation
	its Managing Member

By:	/s/ Tyson Yates
Name: 	Tyson Yates
	Title:	 Vice President